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              FORM OF NOTICE OF GUARANTEED DELIVERY
                  For Shares of Common Stock of

                      ACM INCOME FUND, INC.
            Subscribed for under Primary Subscription
               and the Over-Subscription Privilege


As set forth in the Prospectus, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's common stock (the "Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

                   The Subscription Agent is:
                   --------------------------
                  EQUISERVE TRUST COMPANY, N.A.
              Attention:  Corporate Reorganization

          By Mail:                       By Facsimile:
          --------                       -------------
       P.O. Box 43025                   (781) 380-3388
  Providence, RI 02940-3025

                    Confirm by telephone to:
                    ------------------------
                         (800) 219-4218

    By Overnight Courier:                  By Hand:
    --------------------                   --------
     40 Campanelli Drive            Securities Transfer and
     Braintree, MA 02184           Reporting Services, Inc.
                               c/o EquiServe Trust Company, N.A.
                                   100 William St. Galleria
                                      New York, NY  10038


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF
INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET
FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a



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properly completed and signed copy of the Subscription
Certificate (which certificate and full payment must then be delivered no later than the close of business of the third business day after the Expiration Date, unless extended) to the Subscription Agent prior to 5:00 p.m., New York time, on the Expiration Date, unless extended. Failure to do so will result in a forfeiture of the Rights.

                            GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York time, on December 19, 2001 (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

(continued on other side)






























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                                             Broker Assigned Control #________

                            ACM INCOME FUND, INC.

1.  Primary           Number of Rights Number of Primary       Payment to be
    Subscription      to be exercised  Subscription Shares     made in
                                      requested for which     connection with
                                       you are guaranteeing    Primary
                                       delivery of Rights      Subscription
                                       Rights and Payment      Shares

                      ______ Rights    ______ Shares           $__________
                                       (Rights divided by 3)

2.  Over-Subscription                  Number of Over-         Payment to
                                       Subscription Shares     be made in
                                       requested for which     connection
                                       you are guaranteeing    with Over-
                                       payment                 Subscription
                                                               Shares

                                       ______ Shares           $__________

3.  Totals            Total Number of
                      Rights to be
                      Delivered

                      ______ Rights                            $__________
                                                               Total Payment


Method of delivery (circle one)

A.  Through The Depository Trust Company ("DTC")

B. Direct to EquiServe, as Subscription Agent. Please reference below the registration of the Rights to be delivered.

                       __________________

                       __________________

                       __________________

Please assign a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Over-Subscription Shares and are a DTC participant, you must also execute and forward to EquiServe a DTC Participant Over-Subscription Exercise form.


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    _____________________________    ___________________________
    Name of Firm                     Authorized Signature


    _____________________________    ___________________________
    DTC Participant Number           Title


    _____________________________    ___________________________
    Address                          Name (Please Type or Print)


    _____________________________    ___________________________
                         Zip Code    Phone Number


    _____________________________    ___________________________
    Contact Name                     Date



































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